Exhibit 99.1

CARDIOVASCULAR SYSTEMS, INC. REPORTS FISCAL 2020
THIRD-QUARTER FINANCIAL RESULTS

Conference Call Scheduled for Today, May 5, 2020, at 3:30 PM CT (4:30 PM ET)

•Healthcare system response to COVID-19 pandemic delayed atherectomy procedures and negatively impacted third quarter results
•Revenues of $61.2 million decreased 3.4% from third quarter last year
•Net loss was $2.9 million, or $0.08 per basic and diluted share
•Credit facility increased to $50 million and extended to March 2022

St. Paul, Minn., May 5, 2020 – Cardiovascular Systems, Inc. (CSI®) (NASDAQ: CSII), a medical device company developing and commercializing innovative interventional treatment systems for patients with peripheral and coronary artery disease, today reported financial results for its fiscal third quarter, ended March 31, 2020.

CSI’s fiscal 2020 third-quarter revenues were $61.2 million, a decrease of $2.1 million, or 3.4%, from the third quarter of fiscal 2019. Gross profit margin was 80.0%.

Selling, general and administrative expenses were flat year-over-year at $41.4 million. Research and development expenses increased 8.8% to $10.0 million as a result of planned new product development.

Third-quarter net loss was $2.9 million, or $0.08 per basic and diluted share, compared to net income of $0.7 million, or $0.02 per basic and diluted share, in the prior-year period. Adjusted EBITDA totaled $1.6 million.

As of March 31, 2020, CSI had cash and marketable securities totaling $107.3 million and no outstanding long-term debt.

Scott Ward, CSI’s Chairman, President and Chief Executive Officer, said, “We have been proactive in preparing for this crisis and we are focused on three overarching goals: to assure our continued ability to serve our customers and support our patients during the outbreak, to protect the health and financial security of our employees, and finally, to ensure business continuity.

“Our field employees who continue to support cases and work in clinical settings are provided access to personal protection equipment and abide by the local requirements stipulated by the healthcare facilities they serve. Most of our office-based employees are telecommuting. We have safeguarded our facilities and deployed additional screening and testing protocols to protect our manufacturing and other essential employees that are required to be on site. Finally, we have reduced variable spending to assure that the strength and capacity of our business remains intact.”

Cardiovascular Systems, Inc.
May 5, 2020

CSI Withdrew Fiscal 2020 Guidance
On March 20th, CSI issued a Form 8-K with the Securities and Exchange Commission noting that the company was experiencing a disruption in procedures using its products as a result of the COVID-19 outbreak. The company issued a follow up Form 8-K on April 1st, withdrawing its financial guidance for fiscal 2020. Since that time, the magnitude of this disruption on the company’s business has intensified as hospitals across the United States have prioritized the care for COVID-19 patients.

Ward concluded, “Beginning the second week of March and extending through the end of the month, hospitals in the U.S. increasingly focused on the treatment of COVID-19 patients and several states implemented stay-at-home orders. During this period, we witnessed a 25% decrease in procedure volumes compared to the prior year for patients treated with our orbital atherectomy devices. As a result, our domestic revenue was negatively impacted by $10 million to $11 million.

“We continue to monitor several models that forecast various scenarios regarding the severity and duration of the outbreak. In April 2020, our consolidated revenue decreased 53% compared to the year ago period. We believe there are many factors that may increase or decrease our case load during the remainder of our fiscal fourth quarter, including the easing of social restrictions and government restrictions on elective and semi-elective cases, patient anxiety, availability of personal protection equipment, cath lab and workforce capacity, and sales rep access to hospitals to support cases. In addition, we expect that hospitals and office-based labs will continue to preserve cash and operate with lean inventories. As a consequence, we anticipate that our fourth quarter results will not benefit from large, end-of-fiscal quarter orders, which typically drive higher revenues – particularly in June.

“With these variables in mind, we have taken actions to reduce our variable spending. Fourth quarter operating expenses are expected to be in a range of $44 million to $46 million, a decrease of more than 15% from the comparable period one year ago. However, our capital allocation priorities are unchanged. We will continue to invest in our business to assure that we are able to support our customers and patients. We are investing to retain our employees and the strength of our business to assure a rapid and sustained recovery.”

CSI Amended Terms of Revolving Credit Facility
In March, CSI announced that it had amended a loan and security agreement between the Company and Silicon Valley Bank. The amendment extends the maturity date of the loan agreement by two years, to March 31, 2022, and increases the maximum amount available under the revolving credit facility from $40 million to $50 million.

During the first three years of this agreement, CSI did not access this credit facility. There are no amounts outstanding under this loan agreement, as amended, as of May 5, 2020.

Conference Call Scheduled for Today at 3:30 p.m. CT (4:30 p.m. ET)
CSI will host a live conference call and webcast of its fiscal third-quarter results today, May 5, 2020, at 3:30 p.m. CT (4:30 p.m. ET). To access the call, dial (833) 241-7255 at least 10 minutes prior to the call and enter 9087764. To access the live webcast, or replay, click on this link go to the events section of CSI’s investor relations website, https://investors.csi360.com/events-and-presentations/events-calendar/default.aspx, and click on the webcast link. Webcast replay will be available beginning at 6:30 p.m. CT today.

About Peripheral Artery Disease (PAD)
As many as 18 million Americans, most over age 65, suffer from PAD, which is caused by the accumulation of plaque in peripheral arteries reducing blood flow. Symptoms include leg pain when walking or at rest. Left untreated, PAD can lead to severe pain, immobility, non-healing wounds and eventually limb amputation. With risk factors such as diabetes and obesity on the rise, the prevalence of PAD is growing at double-digit rates.

Cardiovascular Systems, Inc.
May 5, 2020

Millions of patients with PAD may benefit from treatment with orbital atherectomy utilizing the Stealth 360® and Diamondback 360® Peripheral Orbital Atherectomy Systems, minimally invasive catheter systems developed and manufactured by CSI. These systems use a diamond-coated crown, attached to an orbiting shaft, which sands away plaque while preserving healthy vessel tissue — a critical factor in preventing reoccurrences. Balloon angioplasty and stents have significant shortcomings in treating hard, calcified lesions. Stents are prone to fractures and high recurrence rates, and treatment of hard, calcified lesions often leads to vessel damage and suboptimal results.

About Coronary Artery Disease (CAD) CAD is a life-threatening condition and a leading cause of death in men and women in the United States. CAD occurs when a fatty material called plaque builds up on the walls of arteries that supply blood to the heart. The plaque buildup causes the arteries to harden and narrow (atherosclerosis), reducing blood flow. The risk of CAD increases if a person has one or more of the following: high blood pressure, abnormal cholesterol levels, diabetes, or family history of early heart disease. According to the American Heart Association, 16.3 million people in the United States have been diagnosed with CAD, the most common form of heart disease. Heart disease claims more than 600,000 lives in the United States each year. According to estimates, significant arterial calcium is present in nearly 40% of patients undergoing a percutaneous coronary intervention (PCI). Significant calcium contributes to poor outcomes and higher treatment costs in coronary interventions when traditional therapies are used, including a significantly higher occurrence of death and major adverse cardiac events (MACE).

About Cardiovascular Systems, Inc.
Cardiovascular Systems, Inc., based in St. Paul, Minn., is a medical device company focused on developing and commercializing innovative solutions for treating vascular and coronary disease. The company’s orbital atherectomy system treats calcified and fibrotic plaque in arterial vessels throughout the leg and heart in a few minutes of treatment time and addresses many of the limitations associated with existing surgical, catheter and pharmacological treatment alternatives. For additional information, please visit www.csi360.com and connect on Twitter @csi360.

Safe Harbor
Certain statements in this news release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and are provided under the protection of the safe harbor for forward-looking statements provided by that Act. For example, statements in this press release regarding (i) CSI’s strategy and goals; (ii) factors that may increase or decrease our case load in the fiscal fourth quarter; (iii) expectations regarding cash and operations of hospitals and office-based labs; (iv) our anticipation that our fourth quarter results will not benefit from larger, end-of-fiscal quarter orders; (v) expectations regarding fourth quarter operating expenses; and (vi) our plans, priorities and expectations regarding capital allocation, are forward-looking statements. These statements involve risks and uncertainties that could cause results to differ materially from those projected, including, but not limited to, the pendency and impact of the COVID-19 outbreak, including government actions related to the COVID-19 outbreak, material delays and cancellations of procedures, delayed spending by healthcare providers, and distributor and supply chain disruptions; regulatory developments, clearances and approvals; approval of our products for distribution in countries outside of the United States; approval of products for reimbursement and the level of reimbursement in the U.S., Japan and other foreign countries; dependence on market growth; agreements with third parties to sell their products; the ability of OrbusNeich to successfully launch CSI products outside of the United States and Japan; our ability to maintain third-party supplier relationships and renew existing purchase agreements; our ability to maintain our relationship with our distribution partner in Japan and with OrbusNeich; the experience of physicians regarding the effectiveness and reliability of the products we sell; the reluctance of physicians, hospitals and other organizations to accept new products; the potential for unanticipated delays in enrolling medical centers and patients for clinical trials; actual clinical trial and study results; the impact of competitive products and pricing; unanticipated developments affecting our estimates regarding expenses, future revenues and capital requirements; the difficulty of successfully managing operating costs; our ability to

Cardiovascular Systems, Inc.
May 5, 2020

manage our sales force strategy; our actual research and development efforts and needs, including the timing of product development programs; our ability to obtain and maintain intellectual property protection for product candidates; our actual financial resources and our ability to obtain additional financing; fluctuations in results and expenses based on new product introductions, sales mix, unanticipated warranty claims, and the timing of project expenditures; our ability to manage costs; investigations or litigation threatened or initiated against us; court rulings and future actions by the FDA and other regulatory bodies; the effects of hurricanes, flooding, and other natural disasters on our business; issues relating to our saline pump recall; the impact of federal corporate tax reform on our business, operations and financial statements; international trade developments; shutdowns of the U.S. federal government; general economic conditions; unanticipated developments during the manufacturing transfer process for the WIRION system; the effectiveness of the WIRION system; the potential impact of any future strategic transactions; and other factors detailed from time to time in CSI’s SEC reports, including its most recent annual report on Form 10-K and subsequent quarterly reports on Form 10-Q. CSI encourages you to consider all of these risks, uncertainties and other factors carefully in evaluating the forward-looking statements contained in this release. As a result of these matters, changes in facts, assumptions not being realized or other circumstances, CSI's actual results may differ materially from the expected results discussed in the forward-looking statements contained in this release. The forward-looking statements made in this release are made only as of the date of this release, and CSI undertakes no obligation to update them to reflect subsequent events or circumstances.

Product Disclosures:

Peripheral Products
Indications: The Stealth 360® PAD System and Diamondback 360® PAD System are percutaneous orbital atherectomy systems (OAS) indicated for use as therapy in patients with occlusive atherosclerotic disease in peripheral arteries and stenotic material from artificial arteriovenous dialysis fistulae.

Contraindications: The OAS are contraindicated for use in coronary arteries, bypass grafts, stents or where thrombus or dissections are present.

Warnings/Precautions: Although the incidence of adverse events is rare, potential events that can occur with atherectomy include: pain, hypotension, CVA/TIA, death, dissection, perforation, distal embolization, thrombus formation, hematuria, abrupt or acute vessel closure, or arterial spasm.

See the instructions for use for detailed information regarding the procedure, indications, contraindications, warnings, precautions, and potential adverse events. For further information call CSI at 1-877-274-0901 and/or consult CSI’s website at www.csi360.com.

Caution: Federal law (USA) restricts these devices to sale by or on the order of a physician.
The Stealth 360® PAD System and Diamondback 360® PAD System received FDA 510(k) clearance. The Stealth 360® PAD System is CE Marked.

Coronary Product
Indications: The Diamondback 360® Coronary Orbital Atherectomy System (OAS) is a percutaneous orbital atherectomy system indicated to facilitate stent delivery in patients with coronary artery disease (CAD) who are acceptable candidates for PTCA or stenting due to de novo, severely calcified coronary artery lesions.

Contraindications: The OAS is contraindicated when the ViperWire® guide wire cannot pass across the coronary lesion or the target lesion is within a bypass graft or stent. The OAS is contraindicated when the patient is not an appropriate candidate for bypass surgery, angioplasty, or atherectomy therapy, or has angiographic evidence of thrombus, or has only one open vessel, or has angiographic evidence of significant dissection at the treatment site and for women who are pregnant or children.

Cardiovascular Systems, Inc.
May 5, 2020

Warnings/Precautions: Performing treatment in excessively tortuous vessels or bifurcations may result in vessel damage; The OAS was only evaluated in severely calcified lesions, A temporary pacing lead may be necessary when treating lesions in the right coronary and circumflex arteries; On-site surgical back-up should be included as a clinical consideration; Use in patients with an ejection fraction (EF) of less than 25% has not been evaluated.

See the instructions for use for detailed information regarding the procedure, indications, contraindications, warnings, precautions, and potential adverse events. For further information call CSI at 1-877-274-0901 and/or consult CSI’s website at www.csi360.com.

Caution: Federal law (USA) restricts these devices to sale by or on the order of a physician.

The Diamondback 360® Coronary OAS is FDA PMA approved.

Cardiovascular Systems, Inc.
May 5, 2020

Cardiovascular Systems, Inc.
Consolidated Statements of Operations
(Dollars in Thousands)
(unaudited)

	Three Months Ended		Nine Months Ended
	March 31		March 31
	2020	2019	2020	2019

Net revenues	$61,175	$63,311	$193,999	$179,783
Cost of goods sold	12,225	12,166	38,615	34,218
Gross profit	48,950	51,145	155,384	145,565
Expenses:
Selling, general and administrative	41,384	41,356	135,003	123,705
Research and development	9,964	9,155	31,515	23,702
Amortization of intangible assets	337	127	908	235
Total expenses	51,685	50,638	167,426	147,642
(Loss) income from operations	(2,735)	507	(12,042)	(2,077)
Other (income) and expense, net	107	(251)	(101)	(505)
(Loss) income before income taxes	(2,842)	758	(11,941)	(1,572)
Provision for income taxes	47	86	129	152
Net (loss) income	$(2,889)	$672	$(12,070)	$(1,724)

Basic earnings per share	$(0.08)	$0.02	$(0.35)	$(0.05)
Diluted earnings per share	$(0.08)	$0.02	$(0.35)	$(0.05)

Basic weighted average shares outstanding	34,149,561	33,600,148	34,029,296	33,510,368
Diluted weighted average shares outstanding	34,149,561	34,241,432	34,029,296	33,510,368

Cardiovascular Systems, Inc.
May 5, 2020

Cardiovascular Systems, Inc.
Consolidated Balance Sheets
(Dollars in Thousands)
(unaudited)

	March 31,	June 30,
	2020	2019

ASSETS
Current assets
Cash and cash equivalents	$69,572	$74,237
Marketable securities	37,688	48,435
Accounts receivable, net	30,864	36,015
Inventories	24,069	18,058
Prepaid expenses and other current assets	2,243	3,330
Total current assets	164,436	180,075
Property and equipment, net	27,692	27,324
Intangible assets, net	20,256	5,105
Other assets	7,694	6,073
Total assets	$220,078	$218,577

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	$13,235	$11,194
Accrued expenses	35,064	29,387
Deferred revenue	1,757	1,764
Total current liabilities	50,056	42,345
Long-term liabilities
Financing obligation	20,868	20,972
Deferred revenue	5,258	6,541
Other liabilities	720	775
Total liabilities	76,902	70,633
Commitments and contingencies	—	—
Total stockholders’ equity	143,176	147,944
Total liabilities and stockholders’ equity	$220,078	$218,577

Cardiovascular Systems, Inc.
May 5, 2020

Non-GAAP Financial Measures
To supplement CSI's consolidated condensed financial statements prepared in accordance with GAAP, CSI uses a non-GAAP financial measure referred to as "Adjusted EBITDA" in this release.

Reconciliations of this non-GAAP measure to the most comparable U.S. GAAP measure for the respective periods can be found in the following tables. In addition, an explanation of the manner in which CSI's management uses this measure to conduct and evaluate its business, the economic substance behind management's decision to use this measure, the substantive reasons why management believes that this measure provides useful information to investors, the material limitations associated with the use of this measure and the manner in which management compensates for those limitations is included following the reconciliation table.

Adjusted EBITDA
(Dollars in Thousands)
(unaudited)

	Three Months Ended		Nine Months Ended
	March 31		March 31
	2020	2019	2020	2019

Net (loss) income	$(2,889)	$672	$(12,070)	$(1,724)
Less: Other (income) and expense, net	107	(251)	(101)	(505)
Less: Provision for income taxes	47	86	129	152
(Loss) income from operations	(2,735)	507	(12,042)	(2,077)
Add: Stock-based compensation	3,273	2,674	10,469	8,600
Add: Depreciation and amortization	1,088	932	3,152	2,617
Adjusted EBITDA	$1,626	$4,113	$1,579	$9,140

Use and Economic Substance of Non-GAAP Financial Measures Used by CSI and Usefulness of Such Non-GAAP Financial Measures to Investors
CSI uses Adjusted EBITDA as a supplemental measure of performance and believes this measure facilitates operating performance comparisons from period to period and company to company by factoring out potential differences caused by depreciation and amortization expense and non-cash charges such as stock based compensation. CSI's management uses Adjusted EBITDA to analyze the underlying trends in CSI's business, assess the performance of CSI's core operations, establish operational goals and forecasts that are used to allocate resources and evaluate CSI's performance period over period and in relation to its competitors' operating results. Additionally, CSI's management is evaluated on the basis of Adjusted EBITDA when determining achievement of their incentive compensation performance targets.

CSI believes that presenting Adjusted EBITDA provides investors greater transparency to the information used by CSI's management for its financial and operational decision-making and allows investors to see CSI's results "through the eyes" of management. CSI also believes that providing this information better enables CSI's investors to understand CSI's operating performance and evaluate the methodology used by CSI's management to evaluate and measure such performance.

Cardiovascular Systems, Inc.
May 5, 2020

The following is an explanation of each of the items that management excluded from Adjusted EBITDA and the reasons for excluding each of these individual items:
-- Stock-based compensation. CSI excludes stock-based compensation expense from its non-GAAP financial measures primarily because such expense, while constituting an ongoing and recurring expense, is not an expense that requires cash settlement. CSI's management also believes that excluding this item from CSI's non-GAAP results is useful to investors to understand the application of stock-based compensation guidance and its impact on CSI's operational performance, liquidity and its ability to make additional investments in the company, and it allows for greater transparency to certain line items in CSI's financial statements.

-- Depreciation and amortization expense. CSI excludes depreciation and amortization expense from its non-GAAP financial measures primarily because such expenses, while constituting ongoing and recurring expenses, are not expenses that require cash settlement and are not used by CSI's management to assess the core profitability of CSI's business operations. CSI's management also believes that excluding these items from CSI's non-GAAP results is useful to investors to understand CSI's operational performance, liquidity and its ability to make additional investments in the company.

Material Limitations Associated with the Use of Non-GAAP Financial Measures and Manner in which CSI Compensates for these Limitations

Non-GAAP financial measures have limitations as analytical tools and should not be considered in isolation or as a substitute for CSI's financial results prepared in accordance with GAAP. Some of the limitations associated with CSI's use of these non-GAAP financial measures are:

-- Items such as stock-based compensation do not directly affect CSI's cash flow position; however, such items reflect economic costs to CSI and are not reflected in CSI's "Adjusted EBITDA" and therefore these non-GAAP measures do not reflect the full economic effect of these items.

-- Non-GAAP financial measures are not based on any comprehensive set of accounting rules or principles and therefore other companies may calculate similarly titled non-GAAP financial measures differently than CSI, limiting the usefulness of those measures for comparative purposes.

-- CSI's management exercises judgment in determining which types of charges or other items should be excluded from the non-GAAP financial measures CSI uses. CSI compensates for these limitations by relying primarily upon its GAAP results and using non-GAAP financial measures only supplementally. CSI provides full disclosure of each non-GAAP financial measure.

-- CSI uses and detailed reconciliations of each non-GAAP measure to its most directly comparable GAAP measure. CSI encourages investors to review these reconciliations. CSI qualifies its use of non-GAAP financial measures with cautionary statements as set forth above.

Contact:

Cardiovascular Systems, Inc. Jack Nielsen (651) 202-4919 j.nielsen@csi360.com
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